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                                                                    EXHIBIT 23.6

                     CONSENT OF J.P. MORGAN SECURITIES, INC.

       We hereby consent to (i) the use of our opinion letter to the Board of Directors Premier National Bancorp, Inc. included as Appendix C to the Proxy Statement-Prospectus that forms a part of the registration statement on Form S-4 relating to the proposed merger of M&T Bank Corporation and Premier National Bancorp, Inc. and (ii) the references to such opinion in such Proxy Statement - Prospectus.

       In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such registration statement within the meaning of that term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                          J.P. MORGAN SECURITIES, INC.



                                          By: /s/ HARVARD A. WINTERS
                                             -----------------------------------
                                              Name: Harvard A. Winters
                                              Title:Vice President
                                              Dated: October 26, 2000